Exhibit 1.1

EXECUTION COPY

6,000,000 Shares

BUNGE LIMITED
(a Bermuda Company)

4.875% CUMULATIVE CONVERTIBLE PERPETUAL PREFERENCE SHARES,
PAR VALUE $.01 PER SHARE

UNDERWRITING AGREEMENT

November 14, 2006

November 14, 2006

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Dear Sirs and Mesdames:

Bunge Limited, a Bermuda company (the “Company”), proposes to issue and sell to Credit Suisse Securities (USA) LLC (the “Underwriter”) 6,000,000 shares of its 4.875% Cumulative Convertible Perpetual Preference Shares, par value $.01 per share and $100 liquidation preference per share (the “Cumulative Convertible Perpetual Preference Shares” or “Firm Shares”), which shall have the rights, powers and preferences set forth in the Certificate of Designation (the “Certificate of Designation”).

The Company also proposes to issue and sell to the Underwriter not more than an additional 900,000 Cumulative Convertible Perpetual Preference Shares, (the “Additional Shares”) solely to cover over-allotments if and to the extent that you shall have determined to exercise the right to purchase such shares granted to you in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The Shares will be convertible, pursuant to the terms of the Shares, as set forth in the Certificate of Designation, into common shares of the Company, par value $.01 per share (the “Common Shares”) at an initial conversion rate of 1.0846.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or then deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:00 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 4 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Shares means the date and time as of which the Registration Statement became effective upon filing pursuant to Rule 462(e).

“Exchange Act” means the Securities Exchange Act of 1934.

“Prospectus” means the Statutory Prospectus or “final prospectus supplement” that discloses the public offering price, other 430B Information and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule I to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Underlying Shares” shall mean the Common Shares initially issuable upon conversion of the Shares.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

1.     Representations and Warranties of the Company.  The Company represents and warrants to and agrees with the Underwriter that:

(a)   The Company has filed with the Commission a registration statement on Form S-3 (No. 333-138662), including a related prospectus or prospectuses, covering the registration of the Shares under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

(b)   (i) (A) At the time the Registration Statement initially became effective, (B) at the Applicable Time relating to the Shares and (C) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(c)   (i) (A)  At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, and the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433; (ii) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405; (iii) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form; and (iv) the Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(d)   As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated November 14, 2006 including the base prospectus, dated November 13, 2006 (the “Preliminary Prospectus Supplement”), and the other information, if any, stated in Schedule I to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus or any other information stated in Schedule I to this Agreement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)   Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)    The Company has been duly incorporated, is validly existing as a company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, to own its property and to conduct its business as described in the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g)   Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X, a “Significant Subsidiary”) of the Company has been duly incorporated, is validly existing as a company and, if applicable, is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the General Disclosure Package and to the extent disclosed in the General Disclosure Package, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.  As of September 30, 2006, the Significant Subsidiaries of the Company consist of Bunge Fertilizantes S.A., Bunge Alimentos S.A., Bunge N.A. Holdings, Inc., Fertilizantes Fosfatados S.A.-Fosfertil, Bunge Argentina S.A. and Koninklijke Bunge B.V.

(h)   This Agreement has been duly authorized, executed and delivered by the Company.

(i)    The authorized share capital of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the General Disclosure Package and the Prospectus.

(j)    The Common Shares issued and outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.  The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and as contemplated by the Certificate of Designation, will be validly issued, fully paid and non-assessable, the issuance of such Shares will not be subject to any preemptive or similar rights and the Shares will be convertible at the option of the holder thereof into Common Shares in accordance with the terms of the Certificate of Designation.

(k)   The Underlying Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of such Underlying Shares will not be subject to any preemptive or similar rights.

(l)    The Certificate of Designation has been or will be duly authorized by the Company on or before the Closing Date.  The Certificate of Designation conforms in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

(m)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the authorization of the Certificate of Designation, will not contravene any provision of applicable law or the Memorandum of Association or Bye-Laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and its authorization of the Certificate of Designation, except such as have already been obtained or filings to be made in Bermuda prior to the Closing Date or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(n)   The consolidated financial statements of the Company and the related notes thereto included and incorporated by reference in each of the General Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and its consolidated results of operations and cash flows for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information relating to the Company and its Significant Subsidiaries included or incorporated by reference in each of the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its Significant Subsidiaries and presents fairly, in all material respects, the information shown thereby.

(o)   There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package.

(p)   There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)   Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r)    The documents incorporated by reference in the Registration Statement, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(s)   The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t)    The Company does not believe that it is currently a “passive foreign investment company” as defined in Section 1296 of the Internal Revenue Code, as amended, and the Treasury Regulations promulgated thereunder.

(u)   Except as described in each of the General Disclosure Package and the Prospectus, the Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in any such case for any failure to comply or violations, or failure to receive required permits, licenses or other approvals as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v)   To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)  Except as described in each of the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(x)    Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its issued and outstanding Common Shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the General Disclosure Package and the Prospectus.

(y)   The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries, in each case except as described in the General Disclosure Package and the Prospectus.

(z)    The Company and its Significant Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists, or, to the knowledge of the Company, is imminent, except as described in the General Disclosure Package and the Prospectus; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the General Disclosure Package and the Prospectus.

(cc) The Company and its Significant Subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the General Disclosure Package and the Prospectus.

(dd) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) Deloitte & Touche LLP, who have certified certain consolidated financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

2.     Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Firm Shares at $98.25 per Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase up to 900,000 Additional Shares at the Purchase Price.  If the Underwriter elects to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares or Common Shares, whether any such transaction described in clause (i) and (ii) above is to be settled by issue or delivery of the Shares or Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance of the Common Shares (1) pursuant to the terms of the Shares, (2) upon the exercise of an option or warrant outstanding on the date hereof, (3) upon the conversion of a security outstanding on the date hereof and (4) upon the vesting and settlement of restricted stock units outstanding on the date hereof, (C) issuances of stock options, restricted stock or other awards granted pursuant to the Company’s equity incentive plan, non-employee directors’ equity incentive plan or non-employee directors’ deferred compensation plan; provided that such awards do not have a vesting date that is within such 90-day period, (D) issuances by the Company of Shares or Common Shares in connection with the merger or amalgamation with, or acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity and the related entry into a merger, amalgamation or acquisition agreement with respect to such merger, amalgamation or acquisition, so long as each of the recipients of such Shares or Common Shares agrees in writing prior to the consummation of any such transaction, pursuant to an instrument in form and substance reasonably satisfactory to the Underwriter, to be bound by the provisions of this paragraph for the remainder of such 90-day period as if such recipients were the Company, and the public announcements and related filings of registration statements with respect to any such issuances; provided that if the Company is unable to obtain signed, written lock-up agreements from the recipients of the Shares or Common Shares in connection with a merger, amalgamation or acquisition as described in clause (D) of this paragraph, then only the entry into the merger, amalgamation or acquisition agreement, the public announcement of such transaction and the related filing of a registration statement shall be permitted and not the related issuance of the Shares or Common Shares or (E) the filing of a registration statement or prospectus for, and the facilitation of the resale of, Common Shares of certain shareholders of the Company pursuant to rights granted to shareholders under a registration rights agreement as described in the Registration Statement.

3.     Terms of Public Offering. The Company is advised by you that you propose to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $100 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $1.05 a share under the Public Offering Price.

4.     Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 a.m., New York City time, on November 20, 2006, or at such other time on the same or such other date, not later than November 27, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than December 19, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”

Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

5.     Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the following conditions:

(a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(b)   The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)   The Underwriter shall have received on the Closing Date an opinion of Conyers Dill & Pearman, special Bermuda counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit C.

(d)   The Underwriter shall have received on the Closing Date an opinion of Shearman & Sterling LLP, special U.S. counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit D.

(e)   The Underwriter shall have received on the Closing Date opinions of Jorge Luis Frias, General Counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit E.

(f)    The Underwriter shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated the Closing Date, with respect to this Agreement, the General Disclosure Package and the Prospectus.

Shearman & Sterling LLP and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Conyers Dill & Pearman, Shearman & Sterling LLP and Jorge Luis Frias as described in Sections 5(c), (d), and (e) above, shall each be rendered to the Underwriter at the request of the Company and shall so state therein.

(g)   The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)   The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the

Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

6.     Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

(a)   The Company has filed or will file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b).  The Company has complied and will comply with Rule 433.

(b)   The Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriter a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriter promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)   Upon request, to furnish to the Underwriter, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to furnish to the Underwriter in New York City, without charge, promptly following the date of this Agreement, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(d)   To furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e)   Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)    If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriter, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made when delivered to a prospective purchaser, be misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

(g)   If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)   To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)    To make generally available to the Company’s shareholders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, custodian, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 9 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k)   The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriter, including those identified on Schedule I hereto, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(l)    To prepare a final term sheet relating to the offering of the Shares, containing information that describes the final terms of the Shares and any other information agreed to by the Company and the Underwriter and substantially in the form of Exhibit B hereto, and will file such final term sheet within the period required by Rule 433(d)(5)(ii).  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company also consents to the use by the Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Shares or their offering or (y) information that describes the final terms of the Shares or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.     Indemnity and Contribution.

(a)   The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by you expressly for use therein.

(b)   The Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by you expressly for use in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the eleventh and twelfth paragraphs under the caption “Underwriting”.

(c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section.  In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by you.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)   To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)   The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8.     Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.

9.     Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

10.   Submission to Jurisdiction; Appointment of Agent for Service. The Company irrevocably agrees that any legal suit, action or proceeding brought by the Underwriter or by any person who controls the Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.  To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property in respect of its obligations under this Agreement, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

The Company (i) irrevocably designates and appoints its Chief Financial Officer from time to time located at its principal executive offices at 50 Main Street, White Plains, New York 10606 (together with any successor, the “Company’s Authorized Agent”), as its agent upon which process may be served in any suit, action or proceeding described in the first sentence of this Section 10 and represents and warrants that the Company’s Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Company’s Authorized Agent and written notice of said service to the Company mailed or delivered to its Secretary at its registered office at 2 Church Street, Hamilton, Bermuda, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company’s Authorized Agent in full force and effect so long as any of the Shares shall be issued and outstanding.

11.   Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriter with respect to the preparation of any preliminary prospectus, the General Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that, solely in connection with the offering of the Shares, the Underwriter (i) has acted at arms’ length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) may have interests that differ from those of the Company.  The Company waives, to the full extent permitted by applicable law, any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.   Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.   Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.   Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.   Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only if and to the extent that on the first business day following receipt by the Underwriter of any sum adjudged to be so due in such other currency, the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Underwriter or controlling person hereunder, the Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter or controlling person hereunder.

16.   Taxes. All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by Bermuda or Argentina, Brazil or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”).  If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payment is received by the Underwriter.

Very truly yours,

BUNGE LIMITED

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

SCHEDULE I

General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  Final term sheet, dated November 14, 2006, a copy of which is attached to this Schedule I.

2.  Press release, dated November 13, 2006 (as filed on November 14, 2006), announcing the offering of Cumulative Convertible Perpetual Preference Shares.

3.  Roadshow presentation.

EXHIBIT A

FORM OF LOCK-UP LETTER

Bunge Limited

50 Main Street

White Plains, New York 10606

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue

New York, NY 10010

Dear Sirs:

As an inducement to Credit Suisse Securities (USA) LLC (the “Underwriter”) to execute the Underwriting Agreement, pursuant to which an offering will be made of Cumulative Convertible Perpetual Preference Shares (the “Shares”) that are convertible into Common Shares (as defined below) of Bunge Limited, (the “Company”), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or common shares of the Company, par value $.01 per share (the “Common Shares”) or securities convertible into or exchangeable or exercisable for any Common Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or Common Shares, whether any such aforementioned transaction is to be settled by delivery of the Shares or Common Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter.  In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Shares or Common Shares or any security convertible into or exercisable or exchangeable for the Common Shares.

The following shall not be subject to this agreement: (a) transactions relating to the Shares or Common Shares or other securities acquired in open market transactions after the Public Offering Date, (b) the cashless exercise of an option outstanding as of the date hereof, (c) transfers of Shares or Common Shares by gift, will or intestacy, including, without limitation transfers to a Privileged Relation (as defined below) of the undersigned or to a settlement or trust established under the laws of any country, (d) transfers to affiliates (as defined in Regulation C under the Securities Act of 1933, as amended) of the undersigned, (e) transfers as a distribution to limited partners, members or shareholders of the undersigned, and, in the case of a settlement or trust, to the beneficiaries thereof, (f) transfers occurring by operation of law, (g) pledges of Shares or Common Shares to a bank or other financial institution or (h) transfers of Shares or Common Shares, that together with any other such transfers by the undersigned pursuant to this clause (h) do not exceed 25,000 Shares or Common Shares in the aggregate, provided that the Underwriter receives one day’s notice for any transfer pursuant to this clause (h); provided, further, that any transferee or pledgee pursuant to clauses (c) through (g) of this sentence (i) shall, prior to such transfer, execute a lock-up agreement in substantially the form hereof covering the remainder of the 90-day period referred to herein and (ii) no filing by any party, including any donor, donee, transferor or transferee, under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or pledge, other than a filing on a Form 5.  For purposes of this Agreement, “Privileged Relation” in relation to an individual means his or her spouse and any relative of such individual with a common ancestor up to the fourth degree (including adopted children who have been adopted as a minor and step-children who have acquired that relationship with such individual or with any such relative as a minor) and any spouse of any such relative.

Any Common Shares received upon exercise of options granted to the undersigned will also be subject to this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares or Common Shares if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 30, 2006 or the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares.

Very truly yours,

Name

Address

EXHIBIT B

FORM OF TERM SHEET

Filed Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement No. 333-138662
Issuer Free Writing Prospectus, dated November 14, 2006

This Free Writing Prospectus relates only to the Convertible Preference Shares of Bunge Limited and should only be read together with the Preliminary Prospectus Supplement dated November 14, 2006 relating to the Convertible Preference Shares.

BUNGE LIMITED

[6,000,000] Shares

[ • ]% Cumulative Convertible Perpetual Preference Shares
(Liquidation Preference $100 per share)

Defined terms used herein, but not otherwise defined, shall have the meanings assigned to them in the Preliminary Prospectus Supplement dated November 14, 2006.  See the “Description of Convertible Preference Shares” in the Preliminary Prospectus Supplement relating to this offering of Convertible Preference Shares.

Convertible Preference Shares Issued:	[6,000,000]

Over-Allotment Option:	[900,000]

Dividends:	Annual dividends of $[ • ] per
Convertible Preference Share
cumulative from November [ • ], 2006

Dividend Payment Dates:	March 1, June 1, September 1 and
December 1, beginning March 1, 2007

Initial Conversion Price:	$[ • ] per Convertible Preference Share

Initial Conversion Rate:	[ • ] common shares per Convertible Preference Share

Trade Date:	November 14, 2006

Settlement Date:	November [ • ], 2006

CUSIP:	[ • ]

Adjustment of Conversion Rate
upon a Fundamental Change:

The following table sets forth the Share Price, Effective Date and the increase in the conversion rate, expressed as a number of additional common shares to be received for each Convertible Preference Share upon a conversion in connection with a Fundamental Change.

B-1

Additional Common Shares

Effective Date December 1,
Share Price	2006	2007	2008	2009	2010	2011	Thereafter
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$

(1)             The Share Prices set forth in the table will be adjusted as of any date on which the Conversion Price is adjusted. The adjusted Share Prices will equal the Share Prices applicable immediately prior to the adjustment multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to the adjustment to the Conversion Price. In addition, the number of additional shares in the table will be subject to adjustment in a manner corresponding to the adjustments made in the Conversion Price.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus supplement and accompanying prospectus related to that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, Credit Suisse Securities (USA) LLC will arrange to send you the prospectus supplement and the accompanying prospectus if you request it by calling toll free 1-800-221-1037.

B-2

EXHIBIT C

FORM OF OPINION OF BERMUDA COUNSEL TO THE COMPANY

1.             The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.             The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and the necessary corporate  power to conduct its business as described under the captions “Bunge Limited” in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement.  The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

3.             The Company has taken all corporate action required to authorise the Certificate, its execution and filing of the Registration Statement  and its execution, delivery and performance of the Underwriting Agreement.  The Registration Statement has been duly executed by or on behalf of the Company.  The Underwriting Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

4.             No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub division thereof is required to authorise or is required in connection with the Certificate or the execution, delivery, performance and enforcement of the Underwriting Agreement, except such as have been duly obtained or filed in accordance with Bermuda law.

5.             It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

6.             Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [         ] on • November 2006 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause

Book at the time of such search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

7.             The authorised capital of the Company conforms, as to legal matters, to the description thereof contained in each of the Preliminary Prospectus Supplement and the Prospectus in all material respects.

8.             Based solely upon a review of the register of members of the Company dated as of • November 2006, prepared by Mellon Investor Services LLC, the branch registrar of the Company, the issued share capital of the Company consists of • common shares, par value US$0.01 each, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).  When issued and paid for in accordance with the Underwriting Agreement, the Shares to be sold by the Company will be validly issued, fully paid and non-assessable and will not be subject to any statutory pre-emptive or similar rights. When issued upon conversion of the Shares as contemplated by the Certificate, the Common Shares will be validly issued, fully paid and non-assessable and will not be subject to any statutory pre-emptive or similar rights.

9.             The statements contained in: (i) the Base Prospectus under the captions  “Risk Factors — We are a Bermuda company, and it may be difficult for you to enforce judgements against us and our directors and executive officers” and “Description of Share Capital”; (ii) each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the captions “Risk Factors — Risks Related to Our Convertible Preference Shares”, “Description of Convertible Preference Shares” and “Certain Tax Considerations — Bermuda Tax Considerations”, and (iii) the Company’s Annual Report on Form 10-K for the fiscal year ended 31 December 2005 under the caption “Risk Factors — We are a Bermuda company, and it may be difficult for you to enforce judgements against us and our directors and executive officers” to the extent they constitute statements of Bermuda law, are accurate in all material respects.

10.           The execution and delivery of the Rights Agreement and the issuance of the rights thereunder have been validly authorised by all necessary corporate action on the part of the Company.

11.           The Underwriting Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Underwriting Agreement.

12.           There is no income or other tax of Bermuda imposed by withholding or otherwise on any  dividend or distribution to be made by the Company to the holders of the Shares.

13.           The Company has received an assurance from the Ministry of Finance in Bermuda that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or any of its operations or its shares, debentures or other obligations (subject to the proviso expressed in such assurance as described in the Prospectus).

14.           The choice of the Foreign Laws as the governing law of the Underwriting Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in the Underwriting Agreement to the non-exclusive jurisdiction of the Foreign Courts and the appointment of its Chief Financial Officer from time to time by the Company as its agent for service of legal process in connection with proceedings in the Foreign Courts pursuant to the Underwriting Agreement, is valid and binding upon the Company.

15.           The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Underwriting Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

16.           The Company is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Underwriting Agreement in respect of itself or its property.

17.           The Company has been designated as non resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.

EXHIBIT D

FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY

1.             The Agreement has been duly executed and delivered by the Company (to the extent execution and delivery are governed by the laws of the State of New York).

2.             The execution and delivery by the Company of the Agreement does not, and the performance by the Company of its obligations thereunder will not(A) result in the violation of Generally Applicable Law or (B) any agreement or other instrument that is listed as an exhibit to the Registration Statement that is governed by the laws of the State of New York binding upon the Company or any of its subsidiaries.

3.             No authorization, approval or the action by, and no action to or filing with, any United States federal or State of New York governmental authority or regulatory body is required for the performance by the Company of its obligations under the Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters (as to which such counsel expresses no opinion).

4.             The Company is not, and after the issuance of the Shares and the use of the proceeds therefrom as contemplated in the Prospectus will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

5.             Under the laws of the State of New York relating to the submission to personal jurisdiction, the Company has, pursuant to the Agreement, validly and irrevocably submitted to the personal jurisdiction of any New York state court or U.S. federal court sitting in the Borough of Manhattan, New York City, and any appellate court thereof, in any suit, action or proceeding arising out of or relating to the Agreement and validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly appointed the authorized agent named in the Agreement for the purposes described therein, and service of process effected in the manner set forth in the Agreement will be effective to confer valid personal jurisdiction over the Company.

6.             The statements in the Prospectus under the caption “Certain Tax Considerations — United States Federal Income Tax Considerations”, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

D-1

Each of the documents incorporated by reference in the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel expresses no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel expresses no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

No facts came to our attention which gave us reason to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Preliminary Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment) and the information set forth in the schedule attached hereto taken together, at the Applicable Time or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Prospectus or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

D-2

EXHIBIT E

FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY

1.             Each subsidiary of the Company listed in Annex A to this opinion (each, a “Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation or company, and, if applicable, is in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or company to transact business and, if applicable, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

2.             Except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

3.             To the best of my knowledge, none of the Company’s Significant Subsidiaries is presently (a) in violation of its charter or by-laws, except where the violation would not have a material adverse effect on such Significant Subsidiary, or is (b) in breach of any applicable statute, rule or regulation known to me, or to my knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over such subsidiaries or over any of their properties or operations, except where the breach would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The execution and delivery by the Company of, the performance of its obligations under and the consummation of the transactions contemplated by the Underwriting Agreement will not (x) result in any violation of its memorandum of association or bye-laws, (y) conflict with or result in a breach or violation of, or constitute a default under, any agreement, indenture, mortgage, deed of trust, loan agreement or other instrument binding upon the Company that is material to the Company or (z) result in the violation of any law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Significant Subsidiaries, except, in the case of (y) and (z), for such conflicts, breaches or violations, as the case may be, that would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

E-1

4.             To the best of my knowledge, (a) there are no legal or governmental proceedings pending or threatened to which the Company or any of the Company’s Significant Subsidiaries is a party or to which any of the properties of the Company or the Company’s Significant Subsidiaries is subject that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described, and (b) there are no statutes or regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not described as required;

5.             Except as described in or incorporated by reference into the General Disclosure Package and the Prospectus, the Company’s Significant Subsidiaries (a) are in compliance with any and all applicable Environmental Laws, (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

6.             The statements contained (a) under the captions “Item 1. Business—Government Regulation”, “Item 1. Business—Environmental Matters”, “Item 3. Legal Proceedings”, and Item 13. “Certain Relationships and Related Party Transactions (which incorporates by reference information contained in the Company’s Definitive Proxy Statement on Schedule 14A for the 2006 Annual General Meeting of Shareholders, filed with the Commission on April 14, 2006, under the caption “Certain Relationships and Related Party Transactions”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated by reference in the General Disclosure Package and Prospectus, as updated, revised or amended by statements contained in or incorporated by reference in the General Disclosure Package and the Prospectus, and (b) under the caption “Part II—Other Information—Item 1. Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the three-month period ended September 30, 2006 incorporated by reference in the General Disclosure Package and the Prospectus, as updated, revised or amended by statements contained in or incorporated by reference in the General Disclosure Package and the Prospectus, in each of (a) and (b) to the extent such statements constitute matters of law, summaries of legal matters, legal proceedings or legal conclusions, have been reviewed by me and fairly summarize the matters referred to therein in all material respects.

E-2